Exhibit (a)(5)(S)

QIAGEN announces publication of Supplemental Reasoned Position

Statement for proposed acquisition by Thermo Fisher

Venlo, the Netherlands, July 22, 2020 - QIAGEN N.V. (NYSE: QGEN; Frankfurt Prime Standard: QIA) announced today the publication of its Supplemental Reasoned Position Statement in response to the amended Offer Document published by Thermo Fisher Scientific Inc (NYSE: TMO) on July 17, 2020. The Offer Document relates to the recommended offer by Thermo Fisher to fully acquire all issued ordinary shares in QIAGEN for an increased offer price of €43.00 per QIAGEN share in cash, as announced on July 16, 2020.

QIAGEN has published the Supplemental Reasoned Position Statement of the Managing Board and the Supervisory Board in accordance with Section 27 para. 3 in connection with Section 14 para. 3 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz) and Section 18 para. 2 in connection with Annex G of the Dutch Public Offer Decree (Besluit openbare biedingen Wft).

The Supplemental Reasoned Position Statement, together with the Reasoned Position Statement already published on May 18, 2020, provides in detail the underlying financial and non-financial aspects and the overall circumstances which the Managing Board and Supervisory Board considered when reaffirming their unanimous recommendation of the offer and their unanimous recommendation that all QIAGEN shareholders accept and tender all of their QIAGEN shares in the offer prior to the end of the acceptance period on August 10, 2020. Each of the members of the Supervisory Board and Managing Board has tendered or will tender all of their QIAGEN shares in the offer.

The English and German version of the statement is published on QIAGEN’s website at http://www.qiagen.com/investors. Copies of the German version of the statement can also be obtained free of charge by contacting QIAGEN via e-mail at IR@qiagen.com or by telephone at +49 (0)2103 29 11709.

About QIAGEN

QIAGEN N.V., a Netherlands-based holding company, is the leading global provider of Sample to Insight solutions that enable customers to gain valuable molecular insights from samples containing the building blocks of life. Our sample technologies isolate and process DNA, RNA and proteins from blood, tissue and other materials. Assay technologies make these biomolecules visible and ready for analysis. Bioinformatics software and knowledge bases interpret data to report relevant, actionable insights. Automation solutions tie these together in seamless and cost-effective workflows. QIAGEN provides solutions to more than 500,000 customers around the world in Molecular Diagnostics (human healthcare) and Life Sciences (academia, pharma R&D and industrial applications, primarily forensics). As of June 30, 2020, QIAGEN employed approximately 5,200 people in over 35 locations worldwide. Further information can be found at http://www.qiagen.com.

Forward Looking Statement

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. To the extent that any of the statements contained herein relating to the recommended offer by Thermo Fisher Scientific, Inc. and the expected benefits related to the proposed transaction are forward-looking, such statements are based on current expectations and assumptions that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, risks associated with management of growth and international operations (including the effects of currency fluctuations, regulatory processes and dependence on logistics); variability of operating results and allocations between customer classes; the commercial development of markets for our products to customers in academia, pharma, applied testing and molecular diagnostics; changing relationships with customers, suppliers and strategic partners; competition; rapid or unexpected changes in technologies; fluctuations in demand for QIAGEN’s products (including fluctuations due to general economic conditions, the level and timing of customers’ funding, budgets and other factors); our ability to obtain regulatory approval of our products; difficulties in successfully adapting QIAGEN’s products to integrated solutions and producing such products; the ability of QIAGEN to identify and develop new products and to differentiate and protect our products from competitors’ products; market acceptance of QIAGEN’s new products and the integration of acquired technologies and businesses; actions of governments, global or regional economic developments, weather or transportation delays, natural disasters, political or public health crises, including the breadth and duration of the COVID-19 pandemic and its impact on the demand for our products and other aspects of our business, or other force majeure events; as well as the possibility that expected benefits related to recent or pending acquisitions, including the pending acquisition by Thermo Fisher Scientific Inc., may not materialize as expected; and the other factors discussed under the heading “Risk Factors” contained in Item 3 of our most recent Annual Report on Form 20-F. For further information, please refer to the discussions in reports that QIAGEN has filed with, or furnished to, the U.S. Securities and Exchange Commission (SEC).

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of QIAGEN or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher or its acquisition subsidiary file with the SEC and publish in Germany. The terms and conditions of the tender offer are published in, and the offer to purchase ordinary shares of QIAGEN is made only pursuant to, the offer document as permitted for publication by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) and related offer materials prepared by Thermo Fisher and its acquisition subsidiary, including the amendment of the offer. The offer document and related offer materials have been published in Germany and filed with the SEC in a tender offer statement on Schedule TO on May 18, 2020, as amended from time to time. The amendment of the offer has been published in Germany and filed with the SEC in an amendment to the tender offer statement on Schedule TO on July 17, 2020. QIAGEN has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer on May 18, 2020, as amended from time to time; in addition, QIAGEN has published a document combining the recommendation statement pursuant to Sec. 27 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, “WpÜG”) and the position statement (gemotiveerde standpuntbepaling) pursuant to Section 18 and appendix G of the Dutch Decree on Public Takeovers (Besluit Openbare Biedingen). In addition, on July 22, 2020, QIAGEN has published a supplement to the solicitation/recommendation statement, which QIAGEN filed with an amendment to its solicitation/recommendation statement on Schedule 14D-9 with the SEC. The offer document for the tender offer and the amendment of the offer (in German and in English) containing the detailed terms and conditions of, and other information relating to, the tender offer, among other things, are published on the internet at https://corporate.thermofisher.com/en/offer.html.

Acceptance of the tender offer by shareholders that are resident outside Germany and the United States may be subject to further legal requirements. With respect to the acceptance of the tender offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction.

THE TENDER OFFER MATERIALS (INCLUDING THE OFFER DOCUMENT, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND QIAGEN’S RECOMMENDATION STATEMENT PURSUANT TO SEC. 27 WPÜG AND POSITION STATEMENT (GEMOTIVEERDE STANDPUNTBEPALING) PURSUANT TO SECTION 18 AND APPENDIX G OF THE DUTCH DECREE ON PUBLIC TAKEOVERS (BESLUIT OPENBARE BIEDINGEN), AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF QIAGEN ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY, AND NOT THIS DOCUMENT, GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES.

The tender offer materials, including the offer document, the amendment of the offer and the related letter of transmittal and certain other tender offer documents, and the solicitation/recommendation statement, the supplemental solicitation/recommendation statement and other documents filed with the SEC by Thermo Fisher or QIAGEN, may be obtained free of charge at the SEC’s website at www.sec.gov or at QIAGEN’s website at www.qiagen.com or by contacting QIAGEN’s investor relations department at 240-686-2222 or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111. In addition, Thermo Fisher’s tender offer statement and other documents filed with the SEC are available at https://ir.thermofisher.com/investors. Furthermore, copies of the offer document and the amendment of the offer are also available free of charge by contacting D.F. King & Co., Inc., Thermo Fisher’s information agent for the tender offer.

Contact

John Gilardi

Vice President Corporate Communications and Investor Relations

+49 2103 29 11711 and +1 240 686 2222 / john.gilardi@qiagen.com

3